Exhibit 24.1

POWER OF ATTORNEY

The undersigned, Amin Ajami, Director of Borealis Foods Inc. (the “Filer”), hereby (i) authorizes each of Pouneh Rahimi of Borealis Foods Inc. to act as an account administrator on behalf of the Filer to manage the Filer’s EDGAR account and (ii) constitutes and appoints Pouneh Rahimi, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in his capacity as the Director of Borealis Foods Inc. to sign any or all statements on Form ID (including any and all exhibits thereto) with respect to the Filer, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The term of the authorization set forth in this power of attorney is perpetual unless withdrawn in writing by the undersigned.

[Signature and Notary Page Follows]

/s/ Amin Ajami
Amin Ajami,
Director of Borealis Foods Inc.

January 29, 2026

ACKNOWLEDGMENT

Province of Ontario

City/Town of Oakville

On this 29th day of January, 2026, before me, the undersigned Notary Public, Mr. Amin Ajami by video conference in accordance with O. Reg. 431/30 (Administering Oath or Declaration Remotely), who acknowledged that he executed the attached instrument for the purposes therein contained and in the capacity stated.

/s/ Cecilia Martinez
Cecilia Martinez, Notary Public in and for the Province of Ontario
2983 Weston Road, Toronto, ON M9M2T1
Notary Public